EXHIBIT 23(c)


          [LETTERHEAD OF RAINEY, ROSS, RICE & BINNS]



                         June 3, 1996



Southwestern Public Service Company
P.O. Box 1261
Amarillo, TX  79170

Dear Sirs:

          In connection with the Registration Statement on Form S-3 relating to the registration of Debt Securities and Preferred Stock of Southwestern Public Service Company, we hereby consent to the reference to our firm in the Prospectus filed as a part of such Registration Statement and the documents incorporated by reference therein.

                                   Very truly yours,

                                   RAINEY, ROSS, RICE & BINNS


                                   By: /s/Hugh D. Rice
                                       -----------------------
                                           Hugh D. Rice